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                             TERMINATION AGREEMENT


     AGREEMENT made as of the 16th day of April, 1996 by and between Isramco, Inc., a Delaware corporation with offices at 800 Fifth Avenue, Suite 21-D, New York, New York 10021 (the "Company") and Dr. Joseph Elmaleh, with offices at One Royal Avenue, London SW3 4QD, England.


     WHEREAS, the largest shareholder of the Company, Jerusalem Oil Exploration Ltd. ("JOEL") has inquired as to whether Dr. Joseph Elmaleh would render his resignation as Chairman of the Board of Directors, Chief Executive Officer and a director of the Company; and


     WHEREAS, the Company in July 1995 entered into a Consulting Agreement with Dr. Joseph Elmaleh (the "Consulting Agreement") which provides for the payment of an annual consulting fee of Ninety-Nine Thousand ($99,000) Dollars per annum, payable in installments of Eight Thousand Two Hundred Fifty ($8,250) Dollars per month and further provides that upon severance of Dr. Elmaleh's consulting relationship by the Company, Dr. Elmaleh shall be entitled to receive a severance payment of one lump sum equal to the balance of the unpaid consulting fee through the remaining term of the Consulting Agreement; and


     WHEREAS, the Consulting Agreement pursuant to its terms expires on July 31, 1997; and


     WHEREAS, upon the termination of Dr. Joseph Elmaleh as an officer and director of the Company, the Company is desirous of Dr. Elmaleh covenanting that he will not compete in Israel with the Company for the exploration of oil and gas.


     NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:


          1. The Company hereby terminates the Consulting Agreement with Dr. Joseph Elmaleh in consideration for immediately paying to Dr. Joseph Elmaleh or his designee the sum of One Hundred Twenty-Three Thousand Seven Hundred Fifty ($123,750) Dollars representing a lump sum payment equal to the balance of the unpaid consulting fee due to Dr. Elmaleh through the remaining term of the Consulting Agreement.
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          2.   (a)  Dr. Joseph Elmaleh hereby covenants and agrees that for a term of three (3) years from the date hereof, Dr. Elmaleh will not directly or indirectly either on behalf of himself or on behalf of any business venture, as an employee, agent, broker, consultant, partner, principal, stockholder, officer or otherwise compete with the Company in connection with the exploration for oil and gas in the State of Israel or territorial waters offshore Israel or territories currently under the control of the State of Israel. This restrictive covenant is specifically limited as provided for herein and shall not be applicable in any other regard.

               (b) Dr. Joseph Elmaleh shall not directly or indirectly acquire or assist any third party in acquiring any securities of the Company or securities of the Negev 2 Limited Partnership.

               (c) Dr. Joseph Elmaleh will not stand for election as an officer of director of the Company or directly or indirectly solicit the vote of any shareholder of the Company in connection with Company business.

               (d) In the event of a breach by Dr. Elmaleh of the above covenants, the Company shall be entitled to pursue any available remedy at law or equity and in the event that any such remedy is inadequate, the Company shall be entitled, in addition to any of its available legal remedies to an injunction restraining such breach.

               (e) In consideration for the covenant set forth in Paragraph 2(a) hereof, the Company shall immediately to pay to Dr. Joseph Elmaleh or his designee the sum of Two Hundred Seventy Thousand ($270,000) Dollars.

          3. For good and valuable consideration the Company at the request of Dr. Joseph Elmaleh hereby agrees to purchase from Southern Shipping and Energy Inc. and Southern Shipping and Energy Inc. agrees to sell 292,675 shares of the common stock of the Company for a purchase price of Two Hundred Eight Thousand Two Hundred Thirty-Eight Dollars and 21/100 ($208,238.21).

          4. (a) In consideration for Dr. Elmaleh entering into this Agreement, the Company hereby releases and discharges Dr. Joseph Elmaleh, his heirs, executors, administrators, successors and assigns from all actions, causes of actions, suits, debts, dues, sums of money, accounts, covenants, contracts, controversies, agreements, promises, damages, claims and demands whatsoever, in law or equity, which against Dr. Elmaleh, the Company ever had, now has or hereinafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this release, specifically excluding the rights and obligations of the parties under this Termination Agreement.





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               (b)  In consideration for the Company entering into this
Agreement, Dr. Joseph Elmaleh hereby releases and discharges the Company, its successors and assigns from all actions, causes of actions, suits, debts, dues, sums of money, accounts, covenants, contracts, controversies, agreements, promises, damages, claims and demands whatsoever, in law or equity, which against the Company, Dr. Elmaleh ever had, now has or hereinafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this release, specifically excluding the rights and obligations of the parties under this Termination Agreement, the rights of the parties under the Indemnity Agreement referred to in Paragraph 6 hereunder and the rights provided to the officers and directors under the Company's Certificate of Incorporation, By-laws or by statute.

          5. Dr. Joseph Elmaleh's resignation as Chairman of the Board, Chief Executive Officer and as a director of the Company shall be effective upon the receipt by Dr. Joseph Elmaleh or his designee of the aggregate sum of (a) One Hundred Twenty-Three Thousand Seven Hundred Fifty ($123,750) Dollars as set forth in Paragraph 1; (b) Two Hundred Seventy Thousand ($270,000) Dollars as set forth in Paragraph 2(e); and, (c) the sum of Two Hundred Eight Thousand Two Hundred Thirty-Eight Dollars and 21/100 ($208,238.21) as set forth in Paragraph
3. These funds shall be delivered by wire transfer pursuant to the written instructions of Dr. Joseph Elmaleh.

          6. The Company covenants and agrees that the Indemnity Agreement entered into the 8th day of October, 1992 between and among the Company, Isramco Oil and Gas Ltd. and Dr. Joseph Elmaleh shall continue to remain in full force and effect.

          7. The Company by executing this Agreement hereby represents and warrants to Dr. Joseph Elmaleh that this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as to the extent that enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws or court decisions now or hereinafter in effect relating to or affecting creditors' rights and remedies generally and to the general principles of equity.

          8. Dr. Joseph Elmaleh by executing this Agreement represents that this Agreement has been duly executed and delivered by him to the Company and is a legal, valid and binding agreement, enforceable against him in accordance with its terms except as to the extent that enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws or court decisions now or hereinafter in effect relating to or affecting creditors' rights and remedies generally and to the general principles of equity.

          9. The Company agrees to use its best efforts to maintain on behalf of the Company, its officers and directors its current or similar Officers and Directors Indemnity Insurance coverage for a period of five (5) years from the date hereof.





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          10.  The public announcement relating to this Agreement and the transactions contemplated hereby shall be made jointly by the parties hereto.

          11. Any notices under or relating to this Agreement shall be given in writing and shall be deemed sufficiently given and served for all purposes when delivered by hand; or three (3) days after a writing is consigned to a commercial carrier; and ten (10) days after a writing is deposited in the mail, by certified mail with postage and other charges prepaid addressed as follows:

          To:  Isramco, Inc.
               800 Fifth Avenue
               Suite 21-D
               New York, New York 10021

          With copies to:  Wynn E. Stern, Jr., Esq.
                           342 Madison Avenue
                           Suite 1002
                           New York, New York 10173

          and

          With copies to:  Law Offices of David Malkin, P.C.
                           460 Park Avenue
                           21st Floor
                           New York, New York 10022

         To:  Dr. Joseph Elmaleh
              One Royal Avenue
              London SW3 4QD
              England

or to such other address as provided in writing to the other party.

     12. (a) This Agreement shall be governed by, construed, interpreted and enforced in accordance with the laws of the State of New York without regard to its conflicts of law or rules and the parties hereby agree to submit their person to the jurisdiction of the federal and state courts located in the County and State of New York.

      (b) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one agreement.

      (c) This Agreement supersedes any and all prior agreements or understandings, written or oral between the parties relating to the termination and resignation of Dr. Joseph Elmaleh as an officer and director of the Company and incorporates the entire understanding of the parties with respect thereto.





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               (d)   This Agreement may amended, modified or supplemented only
by a written instrument signed by all of the parties and no wavier of any provision shall be effective unless in writing and signed by the party to be charged.

               (e) Dr. Joseph Elmaleh shall execute documents, if requested by a bank or brokerage firm servicing the Company to remove his name as an authorized signatory.

  IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement as of the day and year first above written.

                                     Isramco, Inc.


                                     By: s/Danny Toledano
                                         -------------------------


                                     s/Joseph Elmaleh
                                     -----------------------------
                                     Dr. Joseph Elmaleh


ONLY AS TO PARAGRAPH 3

Southern Shipping and Energy Inc.


By: s/Joseph Elmaleh
    -----------------------



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